Exhibit 24.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-53285) of our report dated March 5, 1997 appearing on page F-3 of Industrial Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


PricewaterhouseCoopers LLP


Houston, Texas
August 31, 1998


                                     Ex-3